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                                                                   EXHIBIT 11.1
HealthDesk Corporation
Computation of Loss per Share
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                                                                                  Three Months Ended March 31,
                                                                                  ----------------------------
                                                                                 1997                       1998
                                                                                 ----                       ----
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Weighted average number of common shares outstanding used for both
Basic and Diluted calculations.....................................              4,659,663                  5,564,512
                                                                       -------------------        -------------------

Net Loss...........................................................    $        (1,201,642)       $          (744,307)
                                                                       ====================       ====================

Basic loss per share...............................................    $             (0.26)       $             (0.13)
                                                                       ====================       ====================
Diluted loss per share.............................................    $             (0.26)       $             (0.13)
                                                                       ====================       ====================
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